Exhibit 99.1

Stifel Reports First Quarter 2026 Results

ST. LOUIS, MO, April 22, 2026 – Stifel Financial Corp. (NYSE: SF) today reported net revenues of $1.48 billion for the three months ended March 31, 2026, compared with $1.26 billion a year ago. Net income available to common shareholders was $242.1 million, or $1.48 per diluted common share, compared with $43.7 million, or $0.26 per diluted common share (1) for the first quarter of 2025. Non-GAAP net income available to common shareholders was $237.5 million, or $1.45 per diluted common share for the first quarter of 2026.

Ronald J. Kruszewski, Chairman and Chief Executive Officer, said “Stifel delivered record first quarter results with approximately $1.5 billion in revenue and earnings per share of $1.48. Even amid heightened volatility driven by geopolitical events, we achieved our strongest ever first quarter performance across both operating segments, underscoring the durability and diversification of our model. Looking ahead, client engagement remains high across wealth management and institutional, and our investment banking pipelines are among the strongest we have seen. Assuming market risks remain within current expectations, we are well positioned for a strong 2026.”

Highlights

The Company reported net revenues of $1.48 billion, the second best in its history, driven by higher investment banking revenues, asset management revenues, transactional revenues, net interest income, and the recognition of a gain on the sale of Stifel Independent Advisors, LLC, which closed on February 2, 2026.

Non-GAAP net income available to common shareholders of $1.45 per diluted common share. The first quarter of 2025 was negatively impacted by elevated provisions for legal matters.

Investment banking revenues increased 44% over the year-ago quarter.

Advisory revenues increased 59% over the year-ago quarter.

Capital raising revenues increased 22% over the year-ago quarter.

Record asset management revenues, up 12% over the year-ago quarter.

Client assets of $538.7 billion, up 11% over the year-ago quarter.

Over the last twelve months, recruited trailing twelve-month production totaled approximately $80 million.

Non-GAAP pre-tax margin of 22.2%.

Annualized return on tangible common equity (ROTCE) (6) of 24.8%.

Tangible book value per common share (9) of $24.89, up 12% from prior year.

Financial Summary (Unaudited)

(000s)	1Q 2026	1Q 2025

GAAP Financial Highlights:

Net revenues	$1,478,161	$1,255,469

Net income (2)	$242,099	$43,672

Diluted EPS (1) (2)	$1.48	$0.26

Comp. ratio	57.4%	58.3%

Non-comp. ratio	20.5%	36.7%

Pre-tax margin	22.1%	5.0%

Non-GAAP Financial Highlights:

Net revenues	$1,441,522	$1,255,455

Net income (2) (3)	$237,477	$54,236

Diluted EPS (1) (2) (3)	$1.45	$0.33

Comp. ratio (3)	57.5%	58.0%

Non-comp. ratio (3)	20.3%	35.9%

Pre-tax margin (4)	22.2%	6.1%

ROCE (5)	17.9%	4.4%

ROTCE (6)	24.8%	6.2%

Global Wealth Management (assets and loans in millions)

Net revenues	$932,123	$850,559

Pre-tax net income	$330,715	$126,405

Total client assets (7)	$538,717	$485,860

Fee-based client assets (7)	$219,863	$189,693

Bank loans (8)	$22,185	$21,241

Institutional Group

Net revenues	$495,258	$384,929

Equity	$332,339	$236,192

Fixed Income	$162,919	$148,737

Pre-tax net income	$97,910	$27,431

Media Contact: Neil Shapiro (212) 271-3447 | Investor Contact: Joel Jeffrey (212) 271- 3610 | www.stifel.com/investor-relations

Global Wealth Management

Global Wealth Management reported net revenues of $932.1 million for the three months ended March 31, 2026, compared with $850.6 million during the first quarter of 2025. Pre-tax net income was $330.7 million compared with $126.4 million in the first quarter of 2025.

Highlights

Over the last twelve months, recruited trailing twelve-month production totaled approximately $80 million.

Client assets of $538.7 billion, up 11% over the year-ago quarter, which included $9.0 billion of client assets from the Stifel Independent Advisors business that was sold on February 2, 2026.

Fee-based client assets of $219.9 billion, up 16% over the year-ago quarter, which included $4.2 billion of client assets from the Stifel Independent Advisors business that was sold on February 2, 2026.

Net revenues increased 10% from a year ago:

Transactional revenues increased 9% over the year-ago quarter, reflecting an increase in client activity.

Asset management revenues increased 12% over the year-ago quarter, reflecting higher asset values due to improved market conditions and net new asset growth.

Net interest income increased 8% over the year-ago quarter primarily driven by balance sheet growth, partially offset by lower interest rates.

Total Expenses:

Compensation expense as a percentage of net revenues increased to 50.7% primarily attributable to higher variable and deferred compensation costs.

Provision for credit losses decreased from the year-ago quarter as a result of a modest improvement in macroeconomic conditions, partially offset by loan growth in the retained portfolio and specific reserves on individual credits.

Non-compensation operating expenses as a percentage of net revenues decreased to 13.8% primarily attributable to lower litigation-related expenses and provision for credit losses.

Summary Results of Operations

(000s)	1Q 2026	1Q 2025

Net revenues	$932,123	$850,559

Transactional revenues	202,658	186,395

Asset management	459,426	409,506

Net interest income	264,368	245,534

Investment banking	6,072	5,908

Other income	(401)	3,216

Total expenses	$601,408	$724,154

Compensation expense	472,460	422,293

Provision for credit losses	6,535	12,020

Non-comp. operating expenses	122,413	289,841

Pre-tax net income	$330,715	$126,405

Compensation ratio	50.7%	49.6%

Non-compensation ratio	13.8%	35.5%

Pre-tax margin	35.5%	14.9%

Stifel Financial Corp. | Page 2

Institutional Group

Institutional Group reported net revenues of $495.3 million for the three months ended March 31, 2026, compared with $384.9 million during the first quarter of 2025. Pre-tax net income was $97.9 million compared with $27.4 million in the first quarter of 2025.

Highlights

Investment banking revenues increased 45% from a year ago:

Advisory revenues increased 59% over the year-ago quarter, driven by higher levels of completed advisory transactions.

Equity capital raising revenues increased 37% over the year-ago quarter, driven by higher volumes and larger deal sizes.

Fixed income capital raising revenues increased 9% from the year-ago quarter primarily driven by driven by higher bond issuances reflecting a more favorable financing environment.

Fixed income transactional revenues increased 12% from a year ago:

Fixed income transactional revenues increased from the year-ago quarter driven by increased client activity due to the continued normalization of the yield curve.

Equity transactional revenues decreased 7% from a year ago:

Equity transactional revenues were impacted by the restructuring of our European Equities business. Those actions resulted in a $9 million reduction in equity transactional revenues year over year.

Total Expenses:

Compensation expense as a percentage of net revenues decreased to 59.7% primarily attributable to revenue growth, partially offset by higher revenue-related compensation.

Non-compensation operating expenses as a percentage of net revenues decreased to 20.5% primarily attributable to revenue growth.

Summary Results of Operations

(000s)	1Q 2026	1Q 2025

Net revenues	$495,258	$384,929

Investment banking	335,340	232,034

Advisory	218,438	137,470

Equity capital raising	67,293	49,005

Fixed income capital raising	49,609	45,559

Fixed income transactional	100,038	89,345

Equity transactional	55,359	59,590

Other	4,521	3,960

Total expenses	$397,348	$357,498

Compensation expense	295,870	252,585

Non-comp. operating expenses	101,478	104,913

Pre-tax net income	$97,910	$27,431

Compensation ratio	59.7%	65.6%

Non-compensation ratio	20.5%	27.3%

Pre-tax margin	19.8%	7.1%

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Other Matters

Highlights

Total assets increased $2.5 billion, or 6%, over the year-ago quarter.

On January 26, 2026, the Board of Directors declared a three-for-two stock split, effective February 26, 2026, to shareholders of record at the close of business on February 12, 2026.

The Company repurchased $224.4 million, or 2.8 million shares, of its outstanding common stock during the first quarter at an average price of $80.32, including $128.0 million in connection with net-share settlements under its equity compensation plan.

Weighted average diluted shares outstanding decreased primarily due to share repurchases, partially offset by the increase in the Company’s share price.

The Board of Directors declared a $0.34 quarterly dividend per share, payable on March 16, 2026, to common shareholders of record on March 2, 2026.

The Board of Directors declared a quarterly dividend on the outstanding shares of the Company’s preferred stock, payable on March 16, 2026, to shareholders of record on March 2, 2026.

	1Q 2026	1Q 2025

Common stock repurchases (1)

Repurchases (000s)	$224,360	$210,934

Number of shares (000s)	2,793	3,044

Average price	$80.32	$69.30

Period end shares (000s)	153,817	154,617

Weighted average diluted shares outstanding (000s)	163,444	165,953

Effective tax rate	22.9%	16.4%

Stifel Financial Corp. (10)

Tier 1 common capital ratio	15.8%	14.7%

Tier 1 risk-based capital ratio	18.7%	17.6%

Tier 1 leverage capital ratio	11.4%	10.8%

Tier 1 capital (MM)	$4,530	$4,163

Risk weighted assets (MM)	$24,288	$23,661

Average assets (MM)	$39,724	$38,397

Quarter end assets (MM)	$42,893	$40,384

Agency	Rating	Outlook

Fitch Ratings	BBB+	Stable

S&P Global Ratings	BBB	Stable

Stifel Financial Corp. | Page 4

Conference Call Information

Stifel Financial Corp. will host its first quarter 2026 financial results conference call on Wednesday, April 22, 2026, at 9:30 a.m. Eastern Time. The conference call may include forward-looking statements.

All interested parties are invited to listen to Stifel’s Chairman and CEO, Ronald J. Kruszewski, by dialing (800) 330-6710 and referencing conference ID 2892702. A live audio webcast of the call, as well as a presentation highlighting the Company’s results, will be available through the Company’s web site, www.stifel.com. For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced web site beginning approximately one hour following the completion of the call.

Company Information

Stifel Financial Corp. (NYSE: SF) is a diversified financial services firm providing wealth management, commercial and investment banking, trading, and research services to individuals, institutions, and municipalities. Founded in 1890 and headquartered in St. Louis, Missouri, the firm operates more than 400 offices across the United States and in major global financial centers. As a firm where success meets success, Stifel works closely with retail and institutional clients aiming to transform opportunities into achievement. To learn more about Stifel, please visit the Company’s website at www.stifel.com. For global disclosures, please visit www.stifel.com/investor-relations/press-releases.

A financial summary follows. Financial, statistical and business-related information, as well as information regarding business and segment trends, is included in the financial supplement. Both the earnings release and the financial supplement are available online in the Investor Relations section at www.stifel.com/investor-relations.

The information provided herein and in the financial supplement, including information provided on the Company’s earnings conference calls, may include certain non-GAAP financial measures. The definition of such measures or reconciliation of such measures to the comparable U.S. GAAP figures are included in this earnings release and the financial supplement, both of which are available online in the Investor Relations section at www.stifel.com/investor-relations.

Cautionary Note Regarding Forward-Looking Statements

This earnings release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this earnings release not dealing with historical results are forward-looking and are based on various assumptions. The forward-looking statements in this earnings release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: the ability to successfully integrate acquired companies or the branch offices and financial advisors; a material adverse change in financial condition; the risk of borrower, depositor, and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel Financial Corp. with the Securities and Exchange Commission. For information about the risks and important factors that could affect the Company’s future results, financial condition and liquidity, see “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. Forward-looking statements speak only as to the date they are made. The Company disclaims any intent or obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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Summary Results of Operations (Unaudited)

	Three Months Ended

(000s, except per share amounts)	3/31/2026	3/31/2025	% Change	12/31/2025	% Change

Revenues:

Commissions	$ 207,834	$ 193,670	7.3	$ 213,204	(2.5)

Principal transactions	150,221	141,660	6.0	153,198	(1.9)

Investment banking	341,412	237,942	43.5	455,856	(25.1)

Asset management	459,457	409,541	12.2	455,797	0.8

Other income	55,679	10,581	426.2	5,424	926.5

Operating revenues	1,214,603	993,394	22.3	1,283,479	(5.4)

Interest revenue	451,049	475,632	(5.2)	469,377	(3.9)

Total revenues	1,665,652	1,469,026	13.4	1,752,856	(5.0)

Interest expense	187,491	213,557	(12.2)	192,277	(2.5)

Net revenues	1,478,161	1,255,469	17.7	1,560,579	(5.3)

Non-interest expenses:

Compensation and benefits	848,334	732,220	15.9	925,154	(8.3)

Non-compensation operating expenses	303,755	459,885	(33.9)	327,516	(7.3)

Total non-interest expenses	1,152,089	1,192,105	(3.4)	1,252,670	(8.0)

Income before income taxes	326,072	63,364	414.6	307,909	5.9

Provision for income taxes	74,653	10,372	619.8	43,548	71.4

Net income	251,419	52,992	374.4	264,361	(4.9)

Preferred dividends	9,320	9,320	0.0	9,320	0.0

Net income available to common shareholders	$ 242,099	$ 43,672	454.4	$ 255,041	(5.1)

Earnings per common share: (1)

Basic	$1.56	$0.28	457.1	$1.65	(5.5)

Diluted	$1.48	$0.26	469.2	$1.54	(3.9)

Cash dividends declared per common share (1)	$0.34	$0.31	9.7	$0.31	9.7

Weighted average number of common shares outstanding: (1)

Basic	155,508	157,146	(1.0)	154,181	0.9

Diluted	163,444	165,953	(1.5)	165,516	(1.3)

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Non-GAAP Financial Measures (11)

	Three Months Ended
(000s, except per share amounts)	3/31/2026	3/31/2025

GAAP net income	$251,419	$52,992

Preferred dividend	9,320	9,320

Net income available to common shareholders	242,099	43,672

Non-GAAP adjustments:

Net revenue adjustments (12) (13)	(36,639)	(14)

Merger-related (14)	28,815	12,675

Restructuring and severance (15)	1,831	—

Provision for income taxes (16)	1,371	(2,097)

Total non-GAAP adjustments	(4,622)	10,564

Non-GAAP net income available to common shareholders	$237,477	$54,236

Weighted average diluted shares outstanding (1)	163,444	165,953

GAAP earnings per diluted common share (1)	$1.54	$0.31

Non-GAAP adjustments (1)	(0.03)	0.07

Non-GAAP earnings per diluted common share (1)	$1.51	$0.38

GAAP earnings per diluted common share available to common shareholders (1)	$1.48	$0.26

Non-GAAP adjustments (1)	(0.03)	0.07

Non-GAAP earnings per diluted common share available to common shareholders (1)	$1.45	$0.33

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GAAP to Non-GAAP Reconciliation (11)

	Three Months Ended
(000s)	3/31/2026	3/31/2025

GAAP net revenues	$1,478,161	$1,255,469

Non-GAAP adjustments:

Gain on sale of business (12)	(49,784)	—

Litigation-related and other (13)	13,145	(14)

Total non-GAAP adjustments	(36,639)	(14)

Non-GAAP net revenues	$1,441,522	$1,255,455

GAAP compensation and benefits	$848,334	$732,220

As a percentage of net revenues	57.4%	58.3%

Non-GAAP adjustments:

Merger-related (14)	(17,628)	(4,056)

Restructuring and severance (15)	(1,831)	—

Total non-GAAP adjustments	(19,459)	(4,056)

Non-GAAP compensation and benefits	$828,875	$728,164

As a percentage of non-GAAP net revenues	57.5%	58.0%

GAAP non-compensation expenses	$303,755	$459,885

As a percentage of net revenues	20.5%	36.7%

Non-GAAP adjustments:

Merger-related (14)	(11,187)	(8,619)

Non-GAAP non-compensation expenses	$292,568	$451,266

As a percentage of non-GAAP net revenues	20.3%	35.9%

Total adjustments before income taxes	($5,993)	$12,661

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Footnotes

(1)	All share and per share information has been retroactively adjusted to reflect the February 2026 three-for-two stock split.
(2)	Represents available to common shareholders.
(3)	Reconciliations of the Company’s GAAP results to these non-GAAP measures are discussed within and under “Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliation.”
(4)

Non-GAAP pre-tax margin is calculated by adding total merger-related expenses (non-GAAP adjustments) and dividing it by non-GAAP net revenues. See “Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliation.”

(5)

Return on average common equity (“ROCE”), a non-GAAP financial measure, is calculated by dividing full year or annualized net income applicable to common shareholders by average common shareholders’ equity.

(6)

Return on average tangible common equity (“ROTCE”), a non-GAAP financial measure, is calculated by dividing full year or annualized net income applicable to common shareholders by average tangible common equity. Tangible common equity, also a non-GAAP financial measure, equals total common shareholders’ equity less goodwill and identifiable intangible assets and the deferred taxes on goodwill and intangible assets. Average deferred taxes on goodwill and intangible assets were $92.5 million and $82.5 million as of March 31, 2026, and 2025, respectively.

(7)

Total client assets and fee-based client assets as of March 31, 2025, include $9.0 billion and $4.2 billion, respectively, of client assets from the Stifel Independent Advisors business that was sold on February 2, 2026.

(8)	Includes loans held for sale.
(9)

Tangible book value per common share, a non-GAAP financial measure, represents shareholders’ equity (excluding preferred stock) divided by period end common shares outstanding. Tangible common shareholders’ equity equals total common shareholders’ equity less goodwill and identifiable intangible assets and the deferred taxes on goodwill and intangible assets.

(10)	Capital ratios are estimates at the time of the Company’s earnings release, April 22, 2026.
(11)

The Company prepares its Consolidated Financial Statements using accounting principles generally accepted in the United States (U.S. GAAP). The Company may disclose certain “non-GAAP financial measures” during its earnings releases, earnings conference calls, financial presentations and otherwise. The Securities and Exchange Commission defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial position, or cash flows that is subject to adjustments that effectively exclude, or include, amounts from the most directly comparable measure calculated and presented in accordance with U.S. GAAP. Non-GAAP financial measures disclosed by the Company are provided as additional information to analysts, investors and other stakeholders in order to provide them with greater transparency about, or an alternative method for assessing the Company’s financial condition or operating results. These measures are not in accordance with, or a substitute for U.S. GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Whenever the Company refers to a non-GAAP financial measure, it will also define it or present the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, along with a reconciliation of the differences between the non-GAAP financial measure it references and such comparable U.S. GAAP financial measure.

(12)	Gain recognized on the sale of Stifel Independent Advisors, LLC during the first quarter of 2026.
(13)	Primarily related to prejudgment interest recognized on legal matters.
(14)

Primarily related to charges attributable to integration-related activities, signing bonuses, amortization of restricted stock awards, debentures, and promissory notes issued as retention, additional earn-out expense, and amortization of intangible assets acquired. These costs were directly related to acquisitions of certain businesses and are not representative of the costs of running the Company’s on-going business.

(15)	The Company recorded severance costs associated with workforce reductions in certain of its foreign subsidiaries.
(16)	Primarily represents the Company’s effective tax rate for the period applied to the non-GAAP adjustments.

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